Exhibit 99.3
BEIJING MED-PHARM CORPORATION
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
INFORMATION
     On October 31, 2007, Beijing Med-Pharm Corporation (“the Company”) completed the acquisition of 49% of the issued share capital of Hong Kong Fly International Health Care Limited (“Hong Kong Health Care”) , a Hong Kong corporation, pursuant to a Sale and Purchase Agreement (the “Purchase Agreement , as amended”), dated July 14, 2007, by and among the Company, Han Zhiqiang (“Han”) and Tong Zhijun (“Tong”, and together with Han, the “Sellers”) and a Supplementary Agreement (the “Supplementary Agreement”), dated September 28, 2007, by and among the Company and the Sellers. Under the terms of the Purchase Agreement as amended, the Company acquired 49% of the issued share capital of Hong Kong Health Care, a Hong Kong corporation that holds a 100% equity interest in Sunstone Pharmaceutical Co., Ltd . , for $32 million U.S. dollars (the “Purchase Price”).
     On February 18, 2008, the Company completed its acquisition of the remaining 51% interest in Hong Kong Health Care that it had not already acquired pursuant to a Sales and Purchase Agreement dated September 28, 2007 (“the September Purchase Agreement”), by and among the Company and the Sellers. Under the terms of the September Purchase Agreement, in exchange for the 51% interest in Hong Kong Health Care, the Company issued to Han and Tong 8 million shares (the “Consideration Shares”) of the Company’s unregistered common stock, par value $0.001 per share. At the closing, 10% of the Consideration Shares were held in escrow, to be released upon the achievement of certain milestones by Sunstone, and another 10% of the Consideration Shares were pledged to the Company for a term of three years as security for the occurrence of certain indemnification events. The terms of the acquisition are set forth in the September Purchase Agreement.
     The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2007 are presented as if the acquisition of 100% of Hong Kong Health Care had occurred on January 1, 2007. The unaudited pro forma condensed combined balance sheet is presented as if the acquisition had occurred on December 31, 2007. You should read this information in conjunction with the:
•	accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information;

•	the Company’s Annual Report on Form 10-K for the year ended December 31, 2007;

•	the financial statements and related notes thereto of Hong Kong Health Care as of and for the years ended December 31, 2007 and December 31, 2006 included in this Form 8-K/A.
     For the purpose of preparing the unaudited pro forma combined condensed financial information, the Company used its latest filed financial statements for the year ended December 31, 2007 from its Annual Report on Form 10-K .
     The unaudited pro forma condensed combined financial information reflects the preliminary application of purchase accounting. The cost of the acquisition is based upon management’s preliminary estimates of the value of the consideration and has been allocated to the assets acquired and liabilities assumed based upon management’s consideration of a valuation prepared by an independent valuation specialist as of the date of the acquisition. Any differences between the fair value of the consideration issued and the fair value of the assets and liabilities acquired will be recorded as goodwill. The pro forma adjustments for the purchase allocation, which are preliminary and have been made solely for the purpose of preparing unaudited pro forma condensed combined financial information, are subject to revision based on final determinations of fair value.
     Preparation of the unaudited pro forma condensed combined financial information was based on assumptions deemed appropriate by the Company’s management. The assumptions are described in the accompanying notes. The pro forma condensed combined financial information is unaudited and does not purport to be indicative of the results which actually would have occurred if the above transactions had been consummated as described above, nor does it purport to represent the future financial position or results of operations for future periods.
     The unaudited pro forma condensed combined financial information of the Company and Hong Kong Health Care and the information itself contain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance, synergies and the combined businesses of the Company and Hong Kong Health Care. Statements preceded by, followed by or that include words such as “may,” “will,” “expect’” “intend,” “anticipate,” “continue,” “estimate,” “project,” “believe,” “plan” or similar expressions are intended to identify some of the forward-looking statements within the meaning of the Private

Securities Litigation Reform Act of 1995 and are included, along with this statement, for purposes of complying with the safe harbor provisions of that Act. These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the risks and uncertainties described under the heading “Risk Factors” in our Annual Report of Form 10-K for the year ended December 31, 2007. We undertake no obligation to update publicly or revise any forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
BMP SUNSTONE CORPORATION AND HONG KONG FLY INTERNATIONAL HEALTH CARE LIMITED
AS OF DECEMBER 31, 2007

	BMP	Hong Kong	Pro Forma		Pro
	Sunstone (1)	Health Care (1)	Adjustments		Forma
Assets
Current Assets:
Cash and Cash Equivalents	$22,837,103	6,935,715	—		$29,772,818
Restricted Cash	1,297,000	—	—		1,297,000
Accounts Receivable, net of Allowance for Doubtful Accounts	11,706,591	9,012,580	—		20,719,171
Accounts Receivable from Related Parties	—	1,053,460	—		1,053,460
Bills Receivables	—	15,300,000	—		15,300,000
Inventories	2,897,491	2,561,629	1,143,547	(2)	6,602,667
Note Receivable from Rongheng	659,000	—	—		659,000
Other Receivables	720,222	—	—		720,222
VAT Recoverable	827,761	—	—		827,761
Prepaid Expenses and Other Current Assets	2,444,279	1,586,102	—		4,030,381

Total Current Assets	43,389,447	36,449,486	1,143,547		80,982,480
Restricted Cash	—	136,722	—		136,722
Plant, Property and Equipment, net	744,832	18,798,509	283,471	(2)	19,826,812
Land use rights	—	690,962	1,285,057	(2)	1,976,019
Investment in Hong Kong Health Care	33,126,034	—	(33,126,034	) (3)	—
Investments, at Cost	136,874	—	—		136,874
Due from Related Parties	—	549,646	—		549,646
Deferred Income Taxes	—	133,994	—		133,994
Goodwill	—	—	64,857,755	(2)	64,857,755
Other Assets	3,052,957	—	—		3,052,957
Intangible Assets, net of Accumulated Depreciation	473,056	—	42,520,611	(2)	42,993,667

Total Assets	$80,923,200	56,759,319	76,964,407		$214,646,926

Liabilities and Stockholders’ Equity
Current Liabilities:
Short-Term Borrowings	$—	7,779,855	—		$7,779,855
Notes Payable	116,674	—	—		116,674
Due to Related Parties	—	3,654,569	—		3,654,569
Accounts Payable	8,783,821	1,735,753	—		10,519,574
Income Taxes Payable	—	3,262,112	—		3,262,112
Deferred Revenues	151,267	—	—		151,267
Accrued Expenses	3,951,756	13,726,924	—		17,678,680

Total Current Liabilities	13,003,518	30,159,213	—		43,162,731
Deferred Taxes	—	—	12,230,458	(4)	12,230,458
Notes Payable, Long Term	18,910,032	2,734,444	—		21,644,476

Total Liabilities	31,913,550	32,893,657	12,230,458		77,037,665

Stockholders’ Equity:
Common Stock	31,241	2,579,997	(2,571,997	) (5)	39,241
Additional Paid-in Capital	66,123,191	11,978,252	76,632,148	(6)	154,733,591
Common Stock Warrants	9,746,786	—	—		9,746,786
Accumulated Deficit	(27,599,705))	7,140,880	(6,876,914	) (7)	(27,335,739)
Accumulated Other Comprehensive Income	708,137	2,166,533	(2,449,288	) (8)	425,382

Total Stockholders’ Equity	49,009,650	23,865,662	64,733,949		137,609,261

Total Liabilities and Stockholders’ Equity	$80,923,200	56,759,319	76,964,407		$214,646,926

See accompanying notes to these unaudited proforma condensed combined financial information

Notes to Unaudited Pro Forma Condensed Combined Financial Information — Balance Sheet
(1)	Certain line items of BMP Sunstone Corporation (the Company) and Hong Kong Fly International Health Care Limited (Hong Kong Health Care) historical financial statements were reclassified in order to conform to the pro forma condensed combined presentation.

(2)	Reflects the following:
•	$283,471 allocated to buildings associated with the acquisition.

•	$1,285,057 allocated to land use rights associated with the acquisition.

•	$42,520,611 allocated to intangible assets associated with the acquisition.

•	$1,143,547 allocated to inventory associated with the acquisition.

•	$64,857,755 of goodwill associated with the acquisition, calculated as follows:
Under the purchase method of accounting, the total estimated purchase price was allocated to Hong Kong Health Care tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the date of the acquisition.

Purchase Price
Cash	$32,000,000
Add:
Value of Shares to acquire 51% of Hong Kong Health Care(i)	88,618,400
Direct acquisition cost	1,107,245

Total Purchase Price	$121,725,645

(i)	Under the terms of the Sale and Purchase Agreement dated September 28, 2007 between the Sellers and the Company, 400,000 shares of the 8,000,000 to the Sellers remain contingent on specified events or transactions in the future. Under the purchase method of accounting contingent consideration should be recorded when the contingency is resolved and consideration is issued or becomes issuable.

Purchase Price
The purchase price was allocated as follows:	Allocation
Net assets acquired as of 12/31/07	$23,865,662
Fair Market Value Increase in:
— Inventory finished goods per FAS 141	1,143,547
— Land use rights	1,285,057
— Buildings and Structures	283,471

Subtotal	$26,577,737

Identifiable intangible assets:
— Customers	17,773,889
— Trademarks	6,015,778
— Favorable Contracts	18,730,944

Total identifiable intangible assets	42,520,611
Deferred Tax Liability	(12,230,458)
Goodwill	64,857,755

Total Purchase Price Allocation	$121,725,645

(3)	Represent the reversal of equity method investment recorded by the Company for the period November 1, 2007 through December 31, 2007 when the Company owned 49% of Hong Kong Health Care.

(4)	Reflects $12,230,458 to record deferred tax liabilities related to basis differences resulting from the acquisition.

(5)	Reflects the following:
•	$8,000 for 8,000,000 shares of Common Stock at $0.001 issued February 18, 2008 to complete the remaining 51% acquisition.

•	Elimination of $2,579,997 of Hong Kong Health Care Common Stock as a result of the acquisition.
(6)	Reflects the following:
•	$88,610,400 of Additional Paid in Capital as a result of the Common Stock issuance to acquire the remaining 51% of Hong Kong Health Care.

•	Elimination of $11,978,252 of Hong Kong Health Care Additional Paid-in Capital as a result of the acquisition.
(7)	Reflects the following:
•	Elimination of $7,140,880 of Hong Kong Health Care Retained Earnings as a result of the acquisition.

•	Elimination of $263,966 of the Company Accumulated Deficit as a result of Equity Method Investment Loss for the Company’s 49% equity investment in Hong Kong Health Care for the period November 1, 2007 through December 31, 2007.
(8)	Reflects the following:
•	Elimination of $2,166,533 of Hong Kong Health Care Accumulated Other Comprehensive Income as a result of the acquisition.

•	Elimination of $282,755 of the Company Accumulated Other Comprehensive Income as a result of the Company’s 49% equity investment in Hong Kong Health Care for the period November 1, 2007 through December 31, 2007.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
BMP SUNSTONE CORPORATION AND HONG KONG FLY INTERNATIONAL HEALTH CARE LIMITED
FOR THE YEAR ENDED DECEMBER 31, 2007

	BMP	Hong Kong	Pro Forma
	Sunstone(1)	Health Care(1)	Adjustments		Pro Forma
Net Revenues:
Third Parties	$31,002,881	35,545,505	—		$66,548,386
Related Parties	—	6,408,633	—		6,408,633

Total Revenues	31,002,881	41,954,138	—		72,957,019
Cost of Sales	26,715,615	11,604,995	1,534,028	(2),(3)	39,854,638

Gross Margin	4,287,266	30,349,143	(1,534,028)		33,102,381

Operating Expenses:
Sales and Marketing Expenses	4,377,574	11,065,212	1,873,094	(2)	17,315,880
General Administration Expenses	10,779,937	6,511,128	20,217	(2)	17,311,282
Research and Development	—	606,959	—		606,959

Total Operating Expenses	15,157,511	18,183,299	1,893,311		35,234,121

Income (Loss) From Operations	(10,870,245)	12,165,844	(3,427,339)		(2,131,740)

Other Income (Expense):
Interest Income	619,925	28,120	—		648,045
Interest Expense	(1,047,359)	(493,814)	—		(1,541,173)
Equity Method Investment Loss	(263,966)	—	263,966	(4)	—
Other Income	(58,642)	(289,560)	—		(348,202)

Total Other Income (Expense)	(750,042)	(755,254)	263,966		(1,241,330)

Income (Loss) Before Provision For Income Taxes	(11,620,287)	11,410,590	(3,163,373)		(3,373,070)
Provision For Income Taxes	(15,000)	(4,069,669)	925,381	(5)	(3,159,288)

Net Income (Loss)	$(11,635,287)	7,340,921	(2,237,992)		$(6,532,358)

Basic and Diluted Loss Per Share	$(0.41)			(6)	$(0.17)
Basic and Diluted Weighted-average Shares Outstanding	28,119,577			(6)	38,373,902
See accompanying notes to these unaudited pro forma condensed combined financial information

Notes to Unaudited Pro Forma Condensed Combined Financial Information — Statement of Operations
(1)	Certain line items of the Company and Hong Kong Health Care historical financial statements were reclassified in order to conform to the pro forma condensed combined presentation.

(2)	Represents a pro forma adjustment to reflect incremental amortization and depreciation resulting from fair value adjustments to amortizable intangible assets, buildings and land use rights. The amount of this adjustment and the assumptions regarding the useful lives are preliminary and based on the Company and Hong Kong Health Care management’s estimates and the preliminary work of independent valuation specialist as they relate to the underlying fair values and useful lives.

	Increase			Year Ended
	over	Fair	Useful	December 31,
	Book Value	Value	Life	2007
Property, plant and equipment	$283,471		2-17	$20,217
Land use rights	1,285,057		19-47	48,675
Amortizable intangibles:
Favorable Contracts		$6,015,778	16-18	341,806
Customer relationships		18,730,944	10	1,873,094

Total amortizable intangibles		$24,746,722

Indefinitive-lived intangibles:
Trademarks		$17,773,889

Pro forma adjustment to amortization				$2,283,792

(3)	Represents a pro forma adjustment of $1,143,547 to reflect beginning inventory at fair value in excess of cost which was amortized into cost of sales in 2007.

(4)	Represent the reversal of equity method loss recorded by the Company for the period November 1, 2007 through December 31, 2007 when the Company owned 49% of Hong Kong Health Care.

(5)	Represents the pro forma tax effect of the above adjustments at 27% tax rate for the year ended December 31, 2007.

(6)	The pro forma earnings per share calculations for the year ended December 31, 2007, is as follows:

2007
Pro forma net income	$(6,532,358)
Weighted Average Shares Outstanding:
BMP Sunstone	28,119,577
Shares issued August 21, 2007 which raised $32.6 million to fund the 49% acquisition	2,254,325
Shares issued to Hong Kong Health Care upon completion of 51%	8,000,000
Basic — As Adjusted	38,373,902
Diluted — As Adjusted (i)	38,373,902
Pro Forma earnings per share:
Basic and diluted (i)	$(0.17)

(i)	The Company calculates diluted earnings per share based on the weighted-average number of outstanding common shares plus the effect of dilutive stock options and warrants. Common stock equivalents have been excluded from the diluted per share calculations as of December 31, 2007, as their inclusion would have been anti-dilutive.